Exhibit 99.906CERT

EXHIBIT (b)

CERTIFICATIONS PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of HealthShares™, Inc. (the “Registrant”), do hereby certify, to such officer’s knowledge, that:

(1)   The Form N-CSR of the Registrant for the period ended September 30, 2008 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;
and

(2)   the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: December 4, 2008

/s/ William J. Kridel, Jr.

Name: William J. Kridel, Jr.

Title: President, Chairman and Chief Executive Officer

Dated: December 4, 2008

/s/ James J. McCluskey .

Name: James J. McCluskey

Title: Treasurer and Chief Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss.1350 and is not being filed as part of the Report or as a separate disclosure document.